Exhibit 99.2

VOTE BY E-MAIL – azaref@mercurysolarsystems.com

Mark, sign and date your proxy card and return it by e-mail to Andrew Zaref at azaref@mercurysolarsystems.com.

VOTE BY FACSIMILE – (914) 462-3349

Mark, sign and date your proxy card and return it by facsimile to Andrew Zaref at (914) 462-3349.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Andrew Zaref, Mercury Energy, Inc., 36 Midland Avenue, Port Chester, NY 10573.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1.    Proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of August 8, 2013 (the “Merger Agreement”), by and among Real Goods Solar, Inc., Mercury and Real Goods Mercury, Inc., a wholly-owned subsidiary of Real Goods Solar (“Merger Sub”), and the terms and conditions of the Merger Agreement, pursuant to which Real Goods Solar would acquire all of the outstanding capital stock of Mercury through the merger of Merger Sub with and into Mercury, with Mercury as the surviving corporation.

	☐	☐	☐

2.    Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal

	☐	☐	☐

NOTE: In their discretion, upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is available by request to Andrew Zaref at azaref@mercurysolarsystems.com.

Mercury Energy, Inc.

Special Meeting of Stockholders

                , 2013

This proxy is solicited by the Board of Directors

The undersigned, a stockholder of Mercury Energy, Inc. (the “Company”), hereby constitutes and appoints Richard D. White, Timothy Greener and Peter Kaufmann and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock and Preferred Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on             ,             , 2013, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

You may change your vote by completing, signing, dating and returning a new proxy card with a later date, by e-mail or facsimile to the address or number listed on this proxy card by                 Eastern Time on             , 2013 or by attending the special meeting and voting by ballot. If holders of at least a majority of the outstanding shares of Mercury preferred stock vote “FOR” Proposal 1, then your proxies previously granted pursuant to the Voting Agreement, dated July 31, 2008, among Mercury stockholders will be voted “FOR” approval of Proposal 1, and no contrary proxies or votes received by Mercury in connection with the special meeting will be recognized.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side